UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 18, 2006, Dell entered into indemnification agreements with three new members of its Board of Directors, Ms. Sallie L. Krawcheck, Mr. Alan (A.G.) Lafley and Mr. Thomas W. Luce, III. These indemnification agreements are substantially the same as the standard form of director indemnification agreement previously entered into by the company with each of its other outside directors. The agreements do not increase the extent or scope of indemnification provided to directors under Dell’s Certificate of Incorporation and Bylaws, but were entered into to establish processes and procedures for indemnification claims. The form of standard director indemnification agreement is incorporated by reference to Exhibit 10.11 to Dell’s Annual Report on Form 10-K for the fiscal year ended January 31, 2003.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 15, 2006, Dell received a NASDAQ Staff Determination notice stating that the company is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended August 4, 2006. A copy of the press release issued on September 21, announcing the company’s receipt of this notice, is attached as Exhibit 99.1 and incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On September 18, 2006, Mr. Thomas W. Luce, III was appointed to Dell’s Board of Directors and to the Audit Committee of the Board. In accordance with the company’s Certificate of Incorporation and Bylaws, the Board of Directors increased the size of the Board from eleven to twelve, effective September 18, 2006. Mr. Luce will serve on the Board of Directors until the next annual meeting of stockholders, at which time his continued service will be subject to renomination and stockholder approval. A copy of the press release issued on September 20, 2006, announcing Mr. Luce’s appointment to the Board, is attached as Exhibit 99.2.
There are no relationships or related party transactions between Mr. Luce and the company that would be required to be reported under Section 404(a) of Regulation S-K.
Item 8.01 Other Events.
The annual meeting of the company’s stockholders was held on July 21, 2006. At that meeting, the following four proposals were submitted to a vote of Dell’s stockholders:
(1) Proposal 1 (Election of Directors) — A proposal for the election of the persons who will serve as Dell’s directors until next year’s annual meeting.
(2) Proposal 2 (Ratification of Independent Auditor) — A proposal for the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as Dell’s independent auditor for fiscal 2007.
(3) Stockholder Proposal 1 (Global Human Rights Standard) — A proposal submitted by The New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, the New York City Fire Department Pension Fund, and the New York City Board of Education Retirement System (collectively, the “NYC Pension Funds”), which beneficially own shares of Dell common stock, requesting that the company adopt a global human rights standard.
(4) Stockholder Proposal 2 (Declaration of Dividend) — A proposal submitted by a Dell stockholder requesting that the Board of Directors declare a quarterly dividend.
At the close of business on the record date for the meeting (which was May 26, 2006), there were 2,286,405,598 shares of common stock outstanding and entitled to be voted at the meeting. Holders of 2,032,767,392 shares of common stock (representing a like number of votes) were present at the meeting, either in person or by proxy. The following table sets forth the results of the voting:

	Proposal	For	Withheld
1.	Election of Directors:
	Donald J. Carty	1,977,211,192	55,606,604
	Michael S. Dell	2,002,328,720	30,489,075
	William H. Gray, III	1,994,772,298	38,045,498
	Sallie L. Krawcheck	2,012,348,074	20,469,721
	Alan (A.G.) Lafley	2,009,553,557	23,264,239
	Judy C. Lewent	2,012,368,466	20,449,329
	Klaus S. Luft	2,002,649,881	30,167,914
	Alex J. Mandl	2,012,520,185	20,297,611
	Michael A. Miles	1,996,360,977	36,456,818
	Samuel A. Nunn, Jr.	1,994,537,538	38,280,257
	Kevin B. Rollins	2,002,435,218	30,382,578

					Broker
		For	Against	Abstain	Non-Votes
2.	Ratification of Independent Auditor	1,990,686,693	28,176,827	13,955,624
3.	Stockholder Proposal 1 (Global Human Rights Standard)	122,650,513	1,359,126,800	171,944,924	379,096,907
4.	Stockholder Proposal 2 (Declaration of Dividend)	89,982,908	1,538,826,586	24,912,203	379,097,447
With respect to Proposal 1 (Election of Directors), each nominee received more than the number of favorable votes necessary for election and was therefore duly and validly elected by the stockholders. Proposal 2 (Ratification of Independent Auditors) received more than the number of favorable votes required for approval and was therefore duly and validly approved by the stockholders. Stockholder Proposal 1 (Global Human Rights Standard) and Stockholder Proposal 2 (Declaration of Dividend) failed to receive a sufficient number of favorable votes and, therefore, were not approved.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

99.1	—	Press Release issued by Dell Inc., dated September 21, 2006.

99.2	—	Press Release issued by Dell Inc., dated September 20, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: September 21, 2006	By:	/s/ Joan S. Hooper
Joan S. Hooper
Vice President, Corporate Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.		Description of Exhibits

99.1	—	Press Release issued by Dell Inc., dated September 21, 2006.

99.2	—	Press Release issued by Dell Inc., dated September 20, 2006.

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